(8)(C)(3)

AMENDMENT TO PARTICIPATION AGREEMENT (ALLIANCE BERNSTEIN)

AMENDMENT

TO

PARTICIPATION AGREEMENT

Amendment to the Participation Agreement (the “Agreement”), dated as of May 1, 2000, between TRANSAMERICA LIFE INSURANCE COMPANY (“Insurer”); TRANSAMERICA CAPITAL, INC. (replacing AFSG SECURITIES CORPORATION by Amendment and Novation) (“Contracts Distributor”) (together Insurer and Contracts Distributor, the “Company”); ALLIANCEBERNSTEIN L.P. (formerly ALLIANCE CAPITAL MANAGEMENT L.P.) (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly, ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.) (“Distributor”).

WHEREAS, the Insurer, Contracts Distributor, Adviser, and Distributor heretofore entered into a Participation Agreement dated May 1, 2000, with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

WHEREAS, the Company, Contracts Distributor, Adviser, and Distributor desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.

WHEREAS, Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

AMENDED SCHEDULE A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA A February 17, 1997	33 Act File No. 333-26209 40 Act File No. 811-09172 (The Atlas Portfolio Builder Variable Annuity)	• AllianceBernstein Growth Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Global Technology Portfolio – Class B

Retirement Builder Variable Annuity Account March 29, 1996	33 Act File No. 333-07509 40 Act File No. 811-07689 (Portfolio Select Variable AnnuitySM)	• AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Global Technology Portfolio – Class B

Separate Account VA B January 19, 1990	33 Act File No. 033-33085 40 Act File No. 811-06032 (Transamerica Landmark Variable Annuity) 33 Act File No. 033-56908 40 Act File No. 811-06032 (Transamerica Freedom Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA C February 20, 1997	33 Act File No. 333-83957 40 Act File No. 811-09503 (Transamerica EXTRA Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

Separate Account VA D February 20, 1997	33 Act File No. 333-94489 40 Act File No. 811-09777 (Transamerica Access Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

Separate Account VA K July 10, 2001	33 Act File No. 333-76230 40 Act File No. 811-10617 (Retirement Income Builder - BAI Variable Annuity under the marketing name “Retirement Income Builder IV”)	• AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Global Technology Portfolio – Class B

Separate Account VA R November 26, 2001	33 Act File No. 333-109580 40 Act file No. 811-21441 (Flexible Premium Variable Annuity – C under the marketing name “Transamerica Principium”)	• AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Growth and Income Portfolio – Class B

Separate Account VA Y October 19, 2001	33 Act File No. 333-131987 40 Act File No. 811-21858 (Flexible Premium Variable Annuity – J under the marketing name “Transamerica Axiom”)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

Separate Account VA Z February 13, 2007	33 Act File No. 333-142762 40 Act File No. 811-22063 (Flexible Premium Variable Annuity – K under the marketing name “Transamerica Ascent”)	• AllianceBernstein Global Technology Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

Separate Account VA-6 June 11, 1996	33 Act File No. 333-09745 40 Act File No. 811-07753 (Transamerica Classic® Variable Annuity and Transamerica Catalyst® Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class A • AllianceBernstein Large Cap Growth Portfolio – Class A

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA-7 June 11, 1996	33 Act File No. 333-57697 40 Act File No. 811-08835 (Transamerica Bounty® Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class A • AllianceBernstein Large Cap Growth Portfolio – Class A

Separate Account VA-8 June 11, 1996	33 Act File No. 333-128772 40 Act File No. 811-09859 (Transamerica Optimum Choice® Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

Separate Account VA W May 15, 2000	33 Act File No. 333-116562 40 Act File No. 811-21594 (Flexible Premium Variable Annuity – G under the marketing name “Transamerica Liberty”)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

Separate Account VA X Date: May 15, 2000	33 Act File No. 333-125817 40 Act File No.811-21776 (Flexible Premium Variable Annuity – I under the marketing name “Transamerica Advisor Elite”)	• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

PFL Corporate Account One August 10, 1998	1933 Act Exempt 1940 Act Exempt (Advantage V Variable Universal Life Policy) (Advantage VI Variable Universal Life Policy)

•        AllianceBernstein Growth Portfolio – Classes A & B

•        AllianceBernstein Premier Growth Portfolio – Classes A & B

•        AllianceBernstein Growth & Income Portfolio – Classes A & B

•        AllianceBernstein Technology Portfolio – Classes A & B

Transamerica Corporate Separate Account Sixteen June 16, 2003	1933 Act File No. 333-109579 1940 Act File No. 811-21440 (Advantage X Variable Universal Life Policy)

•        AllianceBernstein Growth Portfolio – Classes A & B

•        AllianceBernstein Premier Growth Portfolio – Classes A & B

•        AllianceBernstein Growth & Income Portfolio – Classes A & B

•        AllianceBernstein Technology Portfolio – Classes A & B

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2008

TRANSAMERICA LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN L.P.

By:	/s/ Arthur D. Woods	By:	/s/ Marc O. Mayer

Name:	Arthur D. Woods	Name:	Marc O. Mayer

Title:	Vice President	Title:	Executive Vice President

TRANSAMERICA CAPITAL, INC.		ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Brenda L. Smith	By:	/s/ Daniel A. Notto

Name:	Brenda L. Smith	Name:	Daniel A. Notto

Title:	Assistant Vice President	Title:	Assistant Secretary

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